UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2011
ALKERMES PLC

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Treasury Building, Lower Grand Canal Street Dublin 2, Ireland

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): 011-353-1-709-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Alkermes plc (the “Company”) approved the 2011 Stock Option and Incentive Plan on September 16, 2011 and, on October 5, 2011 and October 31, 2011, approved amendments to such plan (the plan, as amended, the “2011 Plan”), subject to stockholder approval. On December 8, 2011, at an Extraordinary General Meeting of Shareholders (the “Meeting”) of the Company, the Company’s shareholders approved the Company’s 2011 Plan.
     The purpose of the 2011 Plan is to enable the Company and its subsidiaries to attract, retain and reward certain officers, employees and directors of, and consultants to, the Company and its subsidiaries and to strengthen the mutuality of interests between such persons and the Company’s shareholders through the issuance of equity and cash awards. The Company firmly believes that such awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel.
     The maximum number of ordinary shares reserved for issuance under the 2011 Plan is equal to 8,350,000 shares. The grant of a full value award (i.e., an award other than an option) will be deemed, for purposes of determining the number of ordinary shares available under the 2011 Plan, as an award of 1.8 ordinary shares for each ordinary share subject to the award. The grant of an option will be deemed, for purposes of determining the number of ordinary shares available under the 2011 Plan, as an award of one ordinary share for each ordinary share subject to the option. This same treatment will apply for determining the number of forfeited or cancelled shares returned to reserve status. If the Company’s capital structure changes, because of a stock dividend, a reorganization or similar event, the number of shares that can be issued under the 2011 Plan will be appropriately adjusted. The following types of awards may be issued under the Plan: (i) Incentive options; (ii) Non-qualified options; (iii) Restricted stock awards; (iv) Restricted stock unit awards; (v) Performance share awards; and (vi) Cash-based awards.
     A detailed summary of the material features of the 2011 Plan is set forth in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on November 4, 2011 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2011 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     At the Meeting, the Company’s stockholders approved the proposal listed below. The final result for the vote regarding the proposal is set forth below. The proposal is described in detail in the Proxy Statement.
     Proposal: Approval of Company’s 2011 Stock Option and Incentive Plan
     As of the record date of November 1, 2011, there were 129,585,141 ordinary shares outstanding and entitled to vote at the Meeting. A total of 109,093,066 ordinary shares were represented at the Meeting in person or by proxy. The final vote on the proposal presented at the Meeting was as follows:

For	Against	Abstain	Broker Non-Votes

86,236,456	22,828,079	28,531	0

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit
Number	Description
10.1	Alkermes plc 2011 Stock Option and Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC
	By:	/s/ James M. Frates
James M. Frates
Dated: December 8, 2011		Chief Financial Officer